TCW FUNDS, INC.

ARTICLES SUPPLEMENTARY

TCW Funds, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation (the “Board of Directors”) by Article Sixth of its charter (the “Charter”), the Board of Directors has reclassified the 24,000,000,000 shares of capital stock of the Corporation, $0.001 par value per share (the “Capital Stock”), belonging to the series and classes below, as unclassified Capital Stock:

Series and Class	Number of Shares

TCW Relative Value Dividend Appreciation Fund
Institutional Class (or Class I)	4,000,000,000
Investor Class (or Class N)	4,000,000,000

TCW New America Premier Equities Fund
Institutional Class (or Class I)	4,000,000,000
Investor Class (or Class N)	4,000,000,000

TCW Artificial Intelligence Equity Fund
Institutional Class (or Class I)	4,000,000,000
Investor Class (or Class N)	4,000,000,000

SECOND: Pursuant to the authority expressly vested in the Board of Directors by Article Sixth of the Charter, the Board of Directors has reclassified 8,000,000,000 shares of the unclassified Capital Stock as a new series of shares of Capital Stock consisting of two classes as follows:

Series and Class	Number of Shares

TCW White Oak Emerging Markets Equity Fund
Institutional Class (or Class I)	4,000,000,000
Investor Class (or Class N)	4,000,000,000

THIRD: The Class I shares and the Class N shares of Capital Stock of the TCW White Oak Emerging Markets Equity Fund each represent interests in a separate investment portfolio of the Corporation. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Class I shares and the Class N shares of the TCW White Oak Emerging

Markets Equity Fund shall be as set forth for a class of a series in the Charter, and shall be subject to all provisions of the Charter relating to shares of Capital Stock generally.

FOURTH: After giving effect to the foregoing reclassifications, 128,000,000,000 shares of Capital Stock are classified and designated as follows, with 64,000,000,000 shares of unclassified Capital Stock remaining:

Series and Class	Number of Shares

TCW Select Equities Fund
Institutional Class (or Class I)	4,000,000,000
Investor Class (or Class N)	4,000,000,000

TCW Core Fixed Income Fund
Institutional Class (or Class I)	4,000,000,000
Investor Class (or Class N)	4,000,000,000
Plan Class	4,000,000,000

TCW High Yield Bond Fund
Institutional Class (or Class I)	4,000,000,000
Investor Class (or Class N)	4,000,000,000

TCW Total Return Bond Fund
Institutional Class (or Class I)	4,000,000,000
Investor Class (or Class N)	4,000,000,000
Plan Class	4,000,000,000

TCW Short Term Bond Fund
Institutional Class (or Class I)	4,000,000,000
Investor Class (or Class N)	4,000,000,000

TCW Relative Value Mid Cap Fund
Institutional Class (or Class I)	4,000,000,000
Investor Class (or Class N)	4,000,000,000

TCW Emerging Markets Income Fund
Institutional Class (or Class I)	4,000,000,000
Investor Class (or Class N)	4,000,000,000
Plan Class	4,000,000,000

TCW Relative Value Large Cap Fund
Institutional Class (or Class I)	4,000,000,000
Investor Class (or Class N)	4,000,000,000

TCW Conservative Allocation Fund
Institutional Class (or Class I)	4,000,000,000
Investor Class (or Class N)	4,000,000,000

TCW Emerging Markets Local Currency Income Fund
Institutional Class (or Class I)	4,000,000,000
Investor Class (or Class N)	4,000,000,000

TCW Enhanced Commodity Strategy Fund
Institutional Class (or Class I)	4,000,000,000
Investor Class (or Class N)	4,000,000,000

TCW Global Bond Fund
Institutional Class (or Class I)	4,000,000,000
Investor Class (or Class N)	4,000,000,000

TCW Global Real Estate Fund
Institutional Class (or Class I)	4,000,000,000
Investor Class (or Class N)	4,000,000,000

TCW Central Cash Fund
Cash Management Shares	4,000,000,000

TCW White Oak Emerging Markets Equity Fund
Institutional Class (or Class I)	4,000,000,000
Investor Class (or Class N)	4,000,000,000

FIFTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law. The total number of shares of Capital Stock that the Corporation has authority to issue is not changed by these Articles Supplementary.

SIXTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and Secretary and attested by its Treasurer on this 9th day of September, 2024.

ATTEST:	TCW FUNDS, INC.

/s/ Richard Villa	By: /s/ Peter Davidson
Richard Villa	Peter Davidson
Treasurer	Vice President and Secretary